                                                                   EXHIBIT 10.11

                          SECURITIES EXCHANGE AGREEMENT

      This SECURITIES EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of this 13th day of December, 2005 by and among Global Traffic Network, Inc., a Delaware corporation (the "Company"), The Australia Traffic Network Pty Limited, an Australian proprietary company registered under the Corporations Act of Australia ("ATN"), and William L. Yde III ("Yde"), Dale C. Arfman, Thomas M. Gilligan ("Gilligan"), Donald R. Bussell, Questcom Media Brokerage, Inc., a Maryland corporation ("Questcom"), and Metro Networks Communications, Inc., a Maryland corporation ("Metro"), as the holders of all of the outstanding ordinary shares of ATN (collectively, the "Shareholders," each a "Shareholder").

                                    RECITALS

      WHEREAS, the Shareholders collectively hold 135,453 ordinary shares of ATN (the "ATN Shares") which constitute all of the issued and outstanding shares of ATN;

      WHEREAS, upon the terms and subject to the conditions of this Agreement, the Company, ATN and the Shareholders desire that the Shareholders exchange the ATN Shares for an aggregate of 4,000,000 shares of the Company's common stock (the "GTN Shares") in accordance with Schedule I attached hereto and an aggregate of One Million Four Hundred Thousand Dollars ($1,400,000) in promissory notes in accordance with Schedule II attached hereto (the "Exchange Notes"), such that ATN becomes a wholly-owned subsidiary of the Company prior to the consummation of the proposed initial public offering of the Company's common stock in the United States (the "IPO");

      WHEREAS, ATN, Yde, Gilligan and Questcom are parties to that certain Agreement dated September 29, 1997, as amended by a First Amendment dated April 30, 1998 (the "1997 Agreement") and wish to terminate the 1997 Agreement;

      WHEREAS, ATN, Yde, Gilligan, Questcom and Metro are parties to that certain Share Subscription and Option Agreement dated May, 1998 (the "1998 Agreement") and wish to terminate the 1998 Agreement; and

      WHEREAS, in connection with this Agreement, the Company, as the future sole shareholder of ATN, desires that Yde, Gilligan and Questcom each waive and release any and all claims held by such party against ATN in connection with the 1997 Agreement and that Yde, Gilligan, Questcom and Metro each waive and release any and all claims held by such party against ATN in connection with the 1998 Agreement.

      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I
                               EXCHANGE OF SHARES

      1.1 Transaction. The Shareholders hereby agree to tender the ATN Shares to the Company and, in exchange therefor, the Company shall issue to the Shareholders in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the

"Securities Act"), the GTN Shares in accordance with Schedule I attached hereto and the Exchange Notes in accordance with Schedule II attached hereto.

      1.2 Consideration. In consideration and exchange for the GTN Shares and the Exchange Notes to be issued by the Company, each Shareholder shall surrender to GTN all of his, her or its interest in and to the ATN Shares held by such Shareholder as set forth on Schedule I attached hereto.

      1.3 Exchange Notes. The Company shall deliver to each Shareholder an Exchange Note, substantially in the form attached hereto as Exhibit A, in the original principal amount set forth on Schedule II opposite such Shareholder's name, which shall bear no interest and shall be due and payable on the closing date of the IPO.

      1.4   Exchange of Certificates.

            (a) Shareholders to Deliver ATN Shares. Simultaneously with the execution of this Agreement, each Shareholder shall deliver to the Company, in exchange for the GTN Shares, all of the certificates representing his, her or its ATN Shares duly endorsed for transfer to the Company, to be held in escrow by the Company until the earlier of (i) the date of execution of the Underwriter's Agreement by and between the Company and Feltl and Company (either on behalf of Feltl and Company or as representative of several underwriters) or its representative, with respect to the IPO (the "Effective Date") or (ii) the termination of this Agreement pursuant to Section 5.1. In the event of a termination pursuant to Section 5.1, the Company shall return the certificates to each Shareholder within ten (10) days of any such termination.

            (b) Company to Deliver GTN Shares. In exchange for the ATN Shares, the Company shall deliver to each Shareholder a certificate representing his, her or its GTN Shares within five (5) days of the Effective Date.

      1.5 Restrictions on Transfer; Legends. The GTN Shares will not be transferable except (1) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or (2) upon receipt by the Company of a written opinion of counsel, reasonably satisfactory to the Company, that is knowledgeable in securities laws matters to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws. Restrictive legends must be placed on all certificates representing the GTN Shares, substantially as follows:

      "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

Each Shareholder understands and acknowledges that the Company has not agreed to register the GTN Shares for distribution in accordance with the Securities Act or state law, and that the Company has not agreed to comply with any exemption under the Securities Act or state law for the resale of the GTN Shares. Each Shareholder understands and acknowledges that the Company has no obligation to undertake or complete a public offering of its securities and that even if a public offering is undertaken and successfully completed, the GTN Shares received hereby will remain subject to the restrictions on transferability described in this Agreement. If no public offering is undertaken and completed, the Shareholders may never be able to sell their GTN Shares pursuant to Rule 144 under the Act. Each Shareholder further understands and acknowledges that the Company currently does not file periodic reports with the Securities and Exchange Commission pursuant to the requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and may not be obligated to file such reports at any time in the future. Therefore, the Shareholders may never be able to sell their shares pursuant to Rule 144 under the Act.

                                   ARTICLE II
                      TERMINATION OF SHAREHOLDER AGREEMENTS

      2.1   Current Shareholders. Each Shareholder hereby represents that
Schedule I accurately represents the current ownership of all issued and outstanding shares of ATN held by such party, and that to such party's knowledge it has no other shares, or rights to acquire shares, of ATN outstanding or rights with respect to the ATN Shares relating to the voting or disposition thereof, except, in the case of Yde and Gilligan, for the Amendment to Option Agreement by and between Yde and Gilligan dated November 18, 2005 or as referenced herein.

      2.2 The 1997 Agreement. Effective on the Effective Date, ATN, Yde, Gilligan and Questcom hereby terminate the 1997 Agreement. Each party to the 1997 Agreement hereby forever, fully and unconditionally waives, releases and discharges each other party and its predecessors, successors, parent entities, subsidiaries, affiliates, agents, attorneys, officers, employees, directors, shareholders, members and assigns (in their roles as such but not individually unless expressly a party hereto, the "Parties") from all obligations, offsets, actions, suits, debts, sums of money, contracts, covenants, agreements, promises, legal rights, claims, counterclaims, causes of action, demands, damages, costs, compensation, liabilities, losses and expenses of any nature or of any kind, whether known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or nonaccrued, which any of the parties ever had, now have, hereafter may have or claim to have, whether grounded in law or equity, in contract or in tort, by statute or otherwise against the Parties with respect to the 1997 Agreement.

      2.3 The 1998 Agreement. Effective on the Effective Date, ATN, Yde, Gilligan, Questom and Metro hereby terminate the 1998 Agreement. Each party to the 1998 Agreement hereby forever, fully and unconditionally waives, releases and discharges the Parties from all obligations, offsets, actions, suits, debts, sums of money, contracts, covenants, agreements, promises, legal rights, claims, counterclaims, causes of action, demands, damages, costs, compensation, liabilities, losses and expenses of any nature or of any kind, whether known or unknown, asserted or unasserted, liquidated or unliquidated, absolute or contingent, accrued or nonaccrued, which any of the parties ever had, now have, hereafter may have or claim to have, whether grounded in law or equity, in contract or in tort, by statute or otherwise against the Parties with respect to the 1998 Agreement.

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      Each of the Shareholders hereby represents and warrants to the Company that:

      3.1 Title. Such Shareholder is the lawful owner of the ATN Shares set forth adjacent to its name on Schedule I, free and clear of all liens, charges, encumbrances and claims of every kind, and the delivery of such ATN Shares by Shareholder to the Company under this Agreement will transfer to the Company valid title to the ATN Shares, free and clear of all liens, charges, encumbrances and claims of every kind. There are no actions, suits or proceedings against Shareholder affecting Shareholder's title to the ATN Shares or the right of Shareholder to execute, deliver and perform its obligations under this Agreement.

      3.2   Authority.

            (a) Such Shareholder has the full legal right, power and capacity to execute and deliver this Agreement and to consummate the transactions provided for herein or contemplated hereby. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding agreement of Shareholder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which Shareholder is a party or by which Shareholder is bound, or constitute a default under the foregoing or violate any law, rule, regulation, judgment or decree by which Shareholder is bound.

            (c) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to such Shareholder in connection with the execution, delivery and performance of this Agreement.

      3.3 Investment Representations. Such Shareholder is remitting its ATN Shares in exchange for GTN Shares for his, her or its own account, for investment purposes only and not with a view towards or in connection with the public re-sale or distribution thereof in violation of the Securities Act.

      3.4 Confidentiality. Such Shareholder hereby agrees not to disclose to any unauthorized persons, use for such Shareholder's own account, or use for any third party's benefit, any confidential information relating to the Company or the IPO (including without limitation the status, from time to time, of the IPO) that the Shareholder obtains pursuant to this Agreement.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Shareholders that:

      4.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing.

      4.2 Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which there are 4,500,000 shares issued and outstanding as of the date hereof. All outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, were issued in compliance with applicable securities laws and are not subject to preemptive rights created by statute, the Company's articles of incorporation, bylaws or any agreement or document to which the Company is a party or by which it is bound.

      4.3   Authority.

            (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.

            (b) This Agreement constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            (c) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Company is a party or by which the Company is bound, or constitute a default under the foregoing or violate any law, rule, regulation, judgment or decree by which the Company is bound.

            (d) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement.

      4.4 Valid Issuances. The GTN Shares, when issued by the Company to the Shareholders in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the delivery of such GTN Shares to the Shareholders will transfer to the Shareholders valid title to the GTN Shares, free and clear of all liens, charges, encumbrances and claims of every kind. The GTN Shares, when issued by the Company to the Shareholders in accordance with the provisions of this Agreement, will not be subject to preemptive rights, and will be exempt from the registration requirements of the Securities Act and applicable state blue sky laws.

                                    ARTICLE V
                            TERMINATION AND AMENDMENT

      5.1 Termination. This Agreement may be terminated at any time prior to the Effective Date by written consent of all of the parties hereto. Unless extended by written agreement of all of the parties hereto, this Agreement shall terminate on March 31, 2006 in the event that the Effective Date has not occurred by such date. Notwithstanding the foregoing provisions of this Agreement, if the closing of the IPO has not occurred within ten days following the Effective Date (as may be extended by the written agreement of all of the parties hereto), then the transactions contemplated by this Agreement, including without limitation the issuance of the Exchange Notes pursuant to Section 1.3 and the exchange of ATN Shares for GTN Shares pursuant to Section 1.4, shall be deemed null and void.

      5.2 Amendment. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of the Company, ATN and each Shareholder.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      6.1 Lock Up Agreement. Upon request by the Company, each of the Shareholders hereby agrees to execute and deliver a lock up agreement substantially in the form attached hereto as Exhibit B with respect to the GTN Shares set forth adjacent to its name on Schedule I and received pursuant to this Agreement, and any and all shares of the Company held by such Shareholder at the time of the request.

      6.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

      6.3 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      6.4 Governing Law; Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts-of-law provisions. All disputes related to or arising under this Agreement shall be subject to the exclusive jurisdiction of the federal and state courts located in Clark County, Nevada with each party consenting to the exclusive jurisdiction of such courts and hereby waiving any personal jurisdiction defenses. Each party hereby (i) waives any objection which it might have now or hereafter to the foregoing venue of any such litigation, action or proceeding, (ii) irrevocably submits to the exclusive jurisdiction of any such court set forth above in any such litigation, action or proceeding, and (iii) waives any claim or defense of inconvenient forum.

      6.5 Attorney's Fees. In the event of any controversy, claim, or dispute between the parties hereto, arising out of or relating to this Agreement or the breach thereof, the prevailing party shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in such litigation, which shall be determined by the court in such litigation or in a separate action brought for the purpose.

      6.6 Counterparts. This Agreement may be executed in one or more counterparts, including via facsimile, all of which together shall be considered one and the same agreement.

                            (SIGNATURE PAGE FOLLOWS)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    GLOBAL TRAFFIC NETWORK, INC.

                                    By:    /s/ William L. Yde III
                                        ----------------------------------------
                                    Name:  William L. Yde III
                                    Title: President and Chief Executive Officer

                                    THE AUSTRALIAN TRAFFIC NETWORK PTY. LIMITED

                                    By:    /s/ William L. Yde III
                                        ----------------------------------------
                                    Name:  William L. Yde III
                                    Title: President and Chief Executive Officer

                                    THE SHAREHOLDERS:

                                           /s/ William L. Yde III
                                    --------------------------------------------
                                    WILLIAM L. YDE III

                                           /s/ Dale C. Arfman
                                    --------------------------------------------
                                    DALE  C. ARFMAN

                                           /s/ Thomas M. Gilligan
                                    --------------------------------------------
                                    THOMAS M. GILLIGAN

                                           /s/ Donald R. Bussell
                                    --------------------------------------------
                                    DONALD R. BUSSELL

                                    QUESTCOM MEDIA BROKERAGE, INC.

                                    By:    /s/ Donald R. Bussell
                                        ----------------------------------------
                                    Name:  Donald R. Bussell
                                    Title: President

                                    METRO NETWORKS COMMUNICATIONS, INC.

                                    By:    /s/ Andrew Zaref
                                        ----------------------------------------
                                    Name:          Andrew Zaref
                                           -------------------------------------
                                    Title:         CFO
                                           -------------------------------------

                                   SCHEDULE I

SHAREHOLDER                                             ATN SHARES    GTN SHARES
-----------                                             ----------    ----------
William L. Yde III                                          47,038    1,389,057
Dale C. Arfman                                              40,037    1,182,314
Thomas M. Gilligan                                          16,000      472,489
Donald R. Bussell                                            1,500       44,296
Questcom Media Brokerage, Inc.                               6,334      187,046
Metro Networks Communications, Inc.                         24,544      724,798
                                                        ----------    ----------
   TOTAL                                                   135,453    4,000,000

                                   SCHEDULE II

SHAREHOLDER                                                  PRINCIPAL AMOUNT OF
-----------                                                     EXCHANGE NOTES
                                                             -------------------
William L. Yde III                                           $        486,170.00
Dale C. Arfman                                               $        413,810.00
Thomas M. Gilligan                                           $        165,371.00
Donald R. Bussell                                            $         15,504.00
Questcom Media Brokerage, Inc.                               $         65,466.00
Metro Networks Communications, Inc.                          $        253,679.00
                                                             -------------------
   TOTAL                                                     $      1,400,000.00

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                                    EXHIBIT A

                  Attached hereto is the form of Exchange Note

                                    EXHIBIT B

                Attached hereto is the form of Lock Up Agreement

                                       11